Exhibit 10.2

EXECUTION COPY

INCREASING LENDER SUPPLEMENT
INCREASING LENDER SUPPLEMENT, dated March 13, 2017 (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of June 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Edgewell Personal Care Company (formerly known as Energizer Holdings, Inc., the “Company”), the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the aggregate Revolving Commitments and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;
WHEREAS, the Company has given notice to the Administrative Agent of its intention to increase the aggregate Revolving Commitments pursuant to such Section 2.20; and
WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to increase the amount of its Revolving Commitment under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;
NOW, THEREFORE, each of the parties hereto hereby agrees as follows:
1.    The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall have its Revolving Commitment increased by $75,000,000, thereby making the aggregate amount of its total Revolving Commitments equal to $190,000,000.
2.    The Administrative Agent and the Company hereby stipulate and agree that after giving effect to this Supplement, the aggregate Revolving Commitment shall be $725,000,000.
3.    The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.
4.    Terms defined in the Credit Agreement shall have their defined meanings when used herein.
5.    This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
6.    This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Increasing Lender

By: /s/ Thomas J. Sterr
Name: Thomas J. Sterr
Title: Authorizing Signatory

Accepted and agreed to as of the date first written above:
EDGEWELL PERSONAL CARE COMPANY
(formerly known as ENERGIZER HOLDINGS, INC.)

By: /s/ Sandra Sheldon
Name: Sandra Sheldon
Title: Chief Financial Officer

Acknowledged as of the date first written above:
JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By: /s/ Brendan Korb
Name: Brendan Korb
Title: Vice President